FOR IMMEDIATE RELEASE

BioScrip Prices Underwritten Offering of Common Stock

Elmsford, NY, April 19, 2013 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company” or “BioScrip”) today announced the pricing of an underwritten offering of 12,500,000 shares of its common stock at a price to the public of $12.00 per share, including 3,125,000 shares of common stock offered by certain selling stockholders. The Company will not receive any proceeds from the sale of shares of common stock by the selling stockholders. After payment of the underwriting discount and estimated offering expenses, the Company expects to receive net proceeds of approximately $106.5 million. Jefferies LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc., are acting as joint book-running managers. Dougherty & Company and Noble Financial Capital Markets are acting as co-managers. The Company and the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,875,000 shares of the Company’s common stock.

The securities described above are being offered by BioScrip and the selling stockholders pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to this offering, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York, 10022, Telephone: 877-547-6340, Email: Prospectus_Department@Jefferies.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, Telephone: 866-718-1649, Email: prospectus@morganstanley.com; or SunTrust Robinson Humphrey, Attention: Prospectus Department, 3333 Peachtree Rd. NE, Atlanta, Georgia 30326, Telephone: 404-926-5744, Email: STRH.Prospectus@SunTrust.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioScrip

BioScrip, Inc. provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements," that involve substantial risks and uncertainties.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. These forward-looking statements include, among others, statements about the Company’s expectations with respect to the proposed offering, including its intention to offer and sell shares and its intended use of proceeds from the offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with market conditions, the underwriters fulfilling their obligations to purchase the shares in the offering and the Company’s ability to satisfy certain conditions precedent to the closing of the offering; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2012.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929